                                                           EXHIBIT 26(h)(23)(v)

                               SECOND AMENDMENT
                          TO PARTICIPATION AGREEMENT
                 AMONG GOLDMAN SACHS VARIABLE INSURANCE TRUST,
                           GOLDMAN, SACHS & CO., AND
                       MINNESOTA LIFE INSURANCE COMPANY

   This Second Amendment is incorporated in and made a part of the Participation Agreement (the "Agreement") made as of the 1/st/ day of April, 2010, as amended, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more separate accounts of the Company, GOLDMAN SACHS VARIABLE INSURANCE TRUST (hereinafter the "Trust"), and GOLDMAN, SACHS & CO. (hereinafter the "Distributor"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the language of this Amendment shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Amendment.

    1. Schedule 1B of the Agreement is deleted and replaced with the Schedule 1B to this Amendment, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of November 8, 2012:

Company:                                 Trust:
MINNESOTA LIFE                           GOLDMAN SACHS VARIABLE
INSURANCE COMPANY                        INSURANCE TRUST
By its authorized officer                By its authorized officer,

/s/ Bruce Shay                           /s/ Greg R. Wilson
---------------------------------------  --------------------------------------
By: Bruce Shay                           By: Greg R. Wilson
Title: Executive Vice President          Title: Managing Director
Date: 11/8/12                            Date: 11/8/12

Distributor:
GOLDMAN, SACHS & CO.
By its authorized officer,

/s/ Greg R. Wilson
---------------------------------------
By: Greg R. Wilson
Title: Managing Director
Date: 11/8/12

                                  SCHEDULE 1B

  VARIABLE ANNUITY CONTRACTS AND VARIABLE LIFE INSURANCE CONTRACTS REGISTERED
                       UNDER THE SECURITIES ACT OF 1933

The following Contracts are subject to the Agreement:

                                                1933 Act         Type of Product
Name of Contract       Available Funds     Registration Number Supported by Account
----------------     --------------------- ------------------- --------------------

MultiOption             Goldman Sachs          333-136242       Variable Annuity
Legend                Government Income
                     Fund--Service Shares

MultiOption Extra       Goldman Sachs          333-140230       Variable Annuity
                      Government Income
                     Fund--Service Shares

MultiOption             Goldman Sachs          333-91784        Variable Annuity
Advisor               Government Income
                     Fund--Service Shares

MultiOption Guide       Goldman Sachs          333-182763       Variable Annuity
                      Government Income
                     Fund--Service Shares

Variable Adjustable     Goldman Sachs           33-3233             Variable
Life                  Government Income                            Adjustable
                     Fund--Service Shares                        Life Insurance

Variable Adjustable     Goldman Sachs          333-109853           Variable
Life Summit           Government Income                            Adjustable
                     Fund--Service Shares                        Life Insurance

Variable Adjustable     Goldman Sachs          333-96383            Variable
Life Horizon          Government Income                            Adjustable
                     Fund--Service Shares                        Life Insurance

Variable Adjustable     Goldman Sachs           33-64395            Variable
Life Second Death     Government Income                            Adjustable
                     Fund--Service Shares                        Life Insurance

Variable Adjustable     Goldman Sachs          333-120704           Variable
Life Survivor         Government Income                            Adjustable
                     Fund--Service Shares                        Life Insurance